10.8

PROMISSORY NOTE

From:

OMNICITY, INC.

To:

Insul Reps, PSP.

Omnicity, Inc.
720 N Rangeline Road, Carmel, Indiana 46032

PROMISSORY NOTE

Between the BORROWER and the LENDER

Principal: **U.S. $172,233.00**

Rate: 8%

Term:. 60 Months (5 Years)

Maturing: July 15, 2014

THIS PROMISSORY NOTE is provided, dated and made effective as of the 1st day of July, 2009 (the "*Effective Date*").

FROM:

OMNICITY, INC., a company incorporated under the laws of the State of Indiana, and having an address for notice and delivery located at 720 N Rangeline Road, Carmel, Indiana 46032

(the "*Borrower*");

OF THE FIRST PART

TO:

Insul-Reps, PSP. having an address for notice and delivery located at 720 N Rangeline Road, Carmel, Indiana 46033.

(the "*Lender*");

OF THE SECOND PART

(the Borrower and the Lender being hereinafter singularly also referred to as a "*Party*" and collectively referred to as the "*Parties*" as the context so requires).

FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned, Borrower, hereby promises to pay to the Lender, or the holder of this promissory note (the "*Promissory Note*"), in accordance with the terms and conditions referenced herein, the aggregate principal sum of $172,223.00 in lawful money of the United States (hereinafter referred to as the "*Principal Sum*") together with interest accruing thereon and commencing on the above-referenced Effective Date of this Promissory Note at the rate of nine percent (8%) per annum, compounded monthly and not in advance, both before and after default, maturity and judgment (herein the "*Interest*"); with any such outstanding Interest to be payable in full to the Lender on repayment of the Principal Sum in the manner as set forth immediately herein below failing which the Lender may immediately realize upon any of the "Security" which has been provided by the Borrower to the Lender in conjunction with the delivery of this Promissory Note;

this Promissory Note being Schedule "A" to that certain "Secured Loan Agreement" of even date herewith (the "*Loan Agreement*") as entered into between the Parties hereto.

Subject to the prior application of the provisions provided for in section "3.5" of the Loan Agreement, the Principal Sum, together with all outstanding Interest accrued thereon as specified hereinabove, is hereby irrevocably and unconditionally due and payable by the Borrower to the Lender at or before 5:00 p.m. (Indianapolis, Indiana, time) on the first business day which is the earlier of (i) 180 calendar days from the advancement date of any such Principal Sum Loan by the Lender to the Borrower hereunder, (ii) the consummation of the proposed acquisition of the Company, by way of reverse takeover or merger, by a reporting company in the United States (the "*Proposed Acquisition*") or (iii) 60 calendar days from the termination, for any reason whatsoever, of any such Proposed Acquisition (the "*Final Principal Sum Payment Date*"); failing which the Lender may immediately realize upon any of the Security which has been provided by the Borrower to the Lender in accordance with the terms of the Loan Agreement.

The Borrower may prepay and redeem any portion of the Principal Sum portion of the Loan in whole or in part at any time prior to the Final Principal Sum Payment Date (the "*Right of Redemption*") and in the manner as set forth immediately herein below by providing the Lender with no less than five calendar days' prior written notice (the "*Redemption Notice*") of its Right of Redemption intention to redeem and repay all or any portion of the Principal Sum and any Interest accrued thereon which would be due and owing by the Borrower to the Lender at the end of such five-day period (collectively, the "*Redemption Amount*") (such day at the end of such five-day period being the "*Redemption Date*" and, for clarity, such Redemption Date would be the date to which such Principal Sum and Interest would be calculated and due and payable to the Lender at the close of business, in Indianapolis, Indiana, on such Redemption Date).

In order to provide such Redemption Notice the Borrower will be required, at the date of its delivery to the Lender of the Redemption Notice, to provide to the Lender's counsel, or to such other mutually agreeable holder (the "*Escrow Holder*"), a certified check or bank draft representing the entire Redemption Amount and made payable to the Lender in funds of the United States, or funds by way of wire transfer to such designation as may be directed by the Lender in its sole and absolute discretion, in the amount of any such Redemption Amount. Thereupon, and should the proposed Redemption Amount in fact represent all of the Principal Sum and any Interest accrued thereon which would be due and owing by the Borrower to the Lender under this Promissory Note and the Loan Agreement at the Redemption Date, then the Lender will be required to provide to the Escrow Holder, and as soon as reasonably possible after its receipt of the Redemption Notice, all such register able discharges as may be necessary to relieve the Borrower of any obligation to the Lender under each of this Promissory Note, the Loan Agreement and each and every other Security instrument already provided by the Borrower to the Lender under the terms and conditions of the Loan Agreement (collectively, the "*Discharges*").

On the second business day subsequent to the Redemption Date the Escrow Holder, if applicable, shall deliver to the Lender the Redemption Amount and, only if also applicable, to the Borrower the Discharges, and, unless otherwise directed in writing by the Parties prior thereto, to the Parties' respective addresses for notice and delivery as set forth on the front page of this Promissory Note.

The holder of this Promissory Note may, from time to time, grant written indulgences with respect to certain payment amounts or periods but such indulgences will not in any way do not affect the undersigned's liability upon this Promissory Note nor will such indulgences vary any other term to which indulgence has not specifically been granted. No indulgence will be enforceable against the holder unless granted in writing.

The undersigned hereby waives demand, presentment for payment, notice of non-payment and protest.

If any provision of this Promissory Note is held to be invalid, illegal or unenforceable, then such will not affect or impair the validity, legality or enforceability of the remaining provisions.

WITNESS the hand of the authorized representative of the undersigned Borrower given under seal as of the Effective Date determined hereinabove.

The COMMON SEAL of)
OMNICITY, INC.,)
the Borrower herein,)
was hereunto affixed in the presence of:) (C/S)
)
)

Richard Beltzhoover, Chairman
As the authorized signatory)